Exhibit 10.9
LOCK-UP AGREEMENT
May 5, 2011
57th Street General Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022
Crumbs Holdings LLC
110 West 40th Street, Suite 2100
New York, New York 10018
Ladies and Gentlemen:
     This letter agreement (this “Agreement”) relates to a Business Combination Agreement entered into as of January 9, 2011, as amended by that certain Amendment to Business Combination Agreement, dated as of February 18, 2011, Amendment No. 2 to Business Combination Agreement, dated as of March 17, 2011, and Amendment No. 3 to Business Combination Agreement, dated as of April 7, 2011 (collectively, and as amended, the “Business Combination Agreement”), by and among 57th Street General Acquisition Corp., a Delaware corporation (“Parent”), 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, Crumbs Holdings LLC, a Delaware limited liability company (the “Company”), the members of the Company as set forth on the signature page thereof, and the representatives of the Company and the Members. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.
     1. In order to induce all Parties to enter into the Business Combination Agreement, the undersigned hereby agrees that, without the prior written consent of Parent and the Company, the undersigned: (i) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, assign, transfer, pledge, borrow or otherwise dispose of, any Common Stock received in exchange for Sponsor Warrants as contemplated by the Business Combination Agreement (the “Insider Warrant Exchange Shares”) or securities convertible into or exercisable or exchangeable for such Insider Warrant Exchange Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, collectively, the “Lock-up Shares”); (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Lock-up Shares, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any Lock-up Shares, whether or not such transaction is to be settled by delivery of Lock-up Shares, other securities, cash or other consideration; or (iii) will not engage in any short selling of any Lock-up Shares for a period commencing on the

Closing Date and ending on the earlier of [A] nine (9) months after the date of effectiveness of a registration statement that is filed in connection with the Common Stock associated with the Excluded Shares, or [B] the sale of all the Common Stock associated with the Excluded Shares pursuant to an effective registration statement (such period, the “Lock-up Period”). Notwithstanding anything in this paragraph 1 to the contrary, the undersigned may exercise any rights under the Registration Rights Agreement provided, however, that no sale of Lock-up Shares by the undersigned shall be permitted during the Lock-up Period.
     2. The undersigned hereby authorizes Parent and/or the Company during the Lock-up Period to cause any transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the undersigned is the record holder and, in the case of Lock-up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Periods to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.
     3. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-up Shares during the undersigned’s lifetime or on death (i) if the undersigned is not a natural person, to its equity holders, (ii) to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned or its equity holders, (iii) a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members, (iv) a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members, or (v) by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned’s immediate family or a charitable foundation controlled by any such persons, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth herein.
     4. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.
     5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile or other electronic transmission shall be effective as delivery of the original hereof.
[Signatures on the following page]

Very truly yours, Rodman & Renshaw, LLC
By:	/s/ Gregory R. Don
	Name:	Gregory R. Don
	Title:	General Counsel